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EXHIBIT 10.78


                          OVERRIDING ROYALTY AGREEMENT
                          ----------------------------

THIS AGREEMENT is dated the 16th day of February, 2007, by and between FOREST ALASKA OPERATING, LLC, a Delaware limited liability company ("Forest") and PIONEER NATURAL RESOURCES ALASKA, INC., a Delaware corporation ("Pioneer").

WHEREAS, Forest has agreed to sell and Pioneer has agreed to purchase all of Forest's right title and interest in and to certain properties (the "Properties") pursuant to the Asset Sale Agreement between Forest and Pioneer dated the date hereof (the "Sale Agreement") which is attached hereto, for reference purposes only, as Exhibit "A"; and

WHEREAS, the Sale is subject to a reservation by Forest of an overriding royalty interest that is described on Exhibit "B" to the Sale Agreement (the "ORRI");

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Forest and Pioneer agree as follows:

1. DEFINITIONS

The following terms shall have the meanings set forth below:

       1.1 "Effective Date" shall mean the Effective Date as set forth in the Sale Agreement.

       1.2 "Overriding Royalty Payments" shall mean the payments made on the Overriding Royalty Interest; the value of which shall be determined and paid in the same manner as royalties are payable under the underlying oil and gas leases.

       1.3 "Overriding Royalty Interest" shall mean the ORRI as described on Exhibit "B" to the Sale Agreement.

       1.4 "Properties" shall mean those leases as are identified in Exhibit "A" to the Sale Agreement.

       1.5 "Substances" shall mean all hydrocarbon substances produced from the Properties.

       1.6 "Working Interest" shall mean all of the interest owned by Forest in and to the Unit.

2. ORRI PAYMENTS AND TAXES

       2.1 PERIOD OF PAYMENT. Overriding Royalty Payments shall commence on the Effective Date, and shall continue, as to each lease, until termination of such lease.

       2.2 PAYMENTS. Accompanying each payment, Pioneer shall furnish to Forest the same information supporting the calculation of the Overriding Royalty Interest payment that Pioneer regularly provides to other parties who receive royalty or overriding royalty payments from Pioneer. If the amount of the ORRI payment for such month is greater than $1000, then contemporaneously with the delivery of such statement, Pioneer shall pay to Forest such amount by certified check or wire transfer to an account that shall be designated in writing from time to time by Forest. If the amount of the ORRI payment for such month is less than $1000, then the amount to be paid to Forest shall rollover to the next month until the cumulative amount exceeds the value of $1000.


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       2.3 TAXES. Forest shall be responsible for income taxes, gross receipt taxes, or other similar taxes assessed against, measured by, or related to the interests to be conveyed to Forest pursuant to this Agreement.

3. AUDIT RIGHTS

       3.1 AUDIT RIGHTS. Forest may initiate an audit of the books and records of Pioneer pertaining to the calculation and payment of the ORRI at any time and from time to time (not to exceed once per year). Such audits shall be conducted at Forest's expense in Pioneer's offices during normal business hours. Pioneer shall make all of the books and records relevant to the calculation of the ORRI available to Forest and its representatives, and Pioneer shall fully cooperate with Forest and its representatives during the course of any such audits. The parties shall attempt in good faith to resolve any differences or make any necessary adjustments.

4. GOVERNING LAW

       4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the state of Colorado, without regard to the conflict of laws principles thereof; and the value of any action brought by either Pioneer or Forest in regard hereto or arising out of the terms or conditions hereof shall be exclusively in the state or federal courts of Colorado.

5. MISCELLANEOUS

       5.1 NOTICES. All notices and other communications required, permitted, or desired to be given hereunder must be in writing and sent by first class, registered or certified mail, or by courier or overnight delivery, properly addressed as shown below, and with postage or charges fully prepaid or by hand delivery. Date of service by mail or hand delivery is the date on which such notice or other communication is received by the addressee, or if such date is on a weekend or federal or state holiday, then on the next date which is not Saturday, Sunday or such a holiday. Each Party may change its address by notifying the other party in writing.

If to Forest by mail:                   If to Pioneer by mail:
--------------------------------------------------------------------------------
Forest Alaska Operating LLC             Pioneer Natural Resources Alaska, Inc.
310 K Street                            700 G Street
Suite 700                               Suite 600
Anchorage, Alaska 99501                 Anchorage, Alaska 99501
Attn: Land Manager                      Attn: Manager Land and External Affairs
Tel.: (907) 258-8600                    Tel.: (907)277-2700
Fax.: (907) 258-8601                    Fax.: (907) 343-2190
--------------------------------------------------------------------------------

       5.2 AMENDMENTS, SEVERABILITY AND CONFLICT. No alterations, modifications, amendments, or changes in this Agreement shall be effective or binding unless the same shall be in writing and signed by both Forest and Pioneer. The invalidity of any one or more covenants or provisions of the Agreement shall not affect the validity of the Agreement as whole, and in case of such invalidity, this Agreement shall be construed as if such invalid provision had not been included herein.

       5.3 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Forest its successors an assigns, and upon Pioneer and its partners and their successors, heirs and assigns.

       5.4 CONFIDENTIALITY. Any technical and commercial information, data, records, documents, reports, and valuations ("Confidential Information") which may be provided to Forest pursuant to this Agreement shall be kept strictly confidential and shall not be sold, traded, published, or otherwised disclosed to anyone in any manner whatsoever, including by means of photocopy or reproduction, without Pioneer's prior written consent.


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IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year set forth above, but effective as of the Effective Date.

FOREST ALASKA OPERATING LLC                  PIONEER NATURAL RESOURCES ALASKA,
                                             INC.


By: /s/ Glen Mizenko                         By: /s/ J. Patrick Foley
   ---------------------------------             -------------------------------
   Name: Glen Mizenko                            Name: J. Patrick Foley
   Title: Vice President, Business               Title: Attorney in Fact
          Development


THE UNITED STATES OF AMERICA    )            Qualification File # 2307
                                ) SS.
STATE OF COLORADO               )

This certifies that on the 15th day of February, 2007, before me, a notary public in and for the State of Colorado, duly commissioned and sworn, personally appeared, Glen J. Mizenko, Vice President, Business Development of Forest Alaska Operating LLC, to me known and known to me to be the person described in, and who executed the foregoing assignment, who then after being duly sworn according to law, acknowledged to me under oath that he executed same freely and voluntarily for the uses and purposes therein mentioned. WITNESS my hand and official seal the day and year in this certificate first above written.


[SEAL]                                       /s/ signature
                                             -----------------------------------
                                             Notary Public
                                             My Commission expires Jan 14, 2009



THE UNITED STATES OF AMERICA    )            Qualification File # 2255
                                ) SS.
STATE OF ALASKA                 )

This certifies that on the 16th day of February, 2007, before me, a notary public in and for the State of Alaska, duly commissioned and sworn, personally appeared, J. Patrick Foley, Attorney in Fact, to me known and known to me to be the person described in, and who executed the foregoing assignment, who then after being duly sworn according to law, acknowledged to me under oath that he executed same freely and voluntarily for the uses and purposes therein mentioned. WITNESS my hand and official seal the day and year in this certificate first above written.


[SEAL]                                       /s/ Linda R. Birdsong
                                             -----------------------------------
                                             Notary Public
                                             My Commission expires 6/17/2008



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